CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The Purisima Funds.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 7, 2005